Exhibit 4.3

                                 [Form of Note]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE 2 OF THE SUPPLEMENTAL INDENTURE AND THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                       Form of 5.90% Senior Notes due 2016

CUSIP No. 681919 AS 5
$500,000,000

      OMNICOM GROUP INC., a New York corporation, OMNICOM CAPITAL INC., a Connecticut corporation and OMNICOM FINANCE INC. a Delaware corporation (herein collectively referred to as the "Issuers", which term includes any successor person to any of them under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 Dollars on April 15, 2016 and to pay interest thereon from March 29, 2006 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year , commencing October 15, 2006, at the rate of 5.90% per annum, set forth below. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this Series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture).

      Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Issuers maintained for that purpose in The City of New York, New York, in accordance with the terms of the Indenture referred to or the reverse hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuers payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security register).

      Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said state.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

Dated:                                     OMNICOM GROUP INC.


                                           By___________________________________


                                           By___________________________________


                                           OMNICOM CAPITAL INC.


                                           By___________________________________


                                           By___________________________________


                                           OMNICOM FINANCE INC.


                                           By___________________________________


                                           By___________________________________

                Form of Trustee's Certificate of Authentication.

      The Trustee's certificate of authentication shall be in substantially the following form:

      This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

                                                       JPMorgan Chase Bank, N.A.
                                                                      As Trustee

                                            By _________________________________
                                                              Authorized Officer

                              Reverse of Security.

                               OMNICOM GROUP INC.
                              OMNICOM CAPITAL INC.
                              OMNICOM FINANCE INC.

                           5.90% Senior Notes due 2016

      This Security is one of a duly authorized issue of securities of the Issuers, designated as their 5.90% Senior Notes due 2016 (herein called the "Securities"), issued and to be issued in one or more Series under an Indenture, dated as of March 29, 2006 (herein called the "Indenture"), between the Issuers and JPMorgan Chase Bank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuers, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $1,000,000,000. Capitalized terms used in this Security and not defined herein have the meaning ascribed thereto in the Indenture.

      JPMorgan Chase Bank, N.A., the Trustee under the Indenture has been appointed by the Issuers as paying agent, Securities registrar, with regard to the Securities.

      In case an Event of Default shall have occurred and be continuing, the principal of and accrued interest on all Securities may be declared, and upon said declaration, shall become due and payable, in the manner, with the effect and subject to the conditions provided for in the Indenture.

      The Securities will be redeemable, as a whole or in part, at the Issuers' option, at any time or from time to time, upon mailed notice to the registered address of each Holder of Securities at least 30 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of
(1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments on the Securities discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate plus 25 basis points, plus accrued and unpaid interest thereon to the redemption date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

      "Comparable Treasury Price" means, with respect to any redemption date, the Reference Treasury Dealer Quotations for that redemption date.

      "Reference Treasury Dealer" means Citigroup Global Markets Inc. and any two other primary U.S. Government securities dealer selected by the Issuers and their respective successors.

      "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

      "Remaining Scheduled Payments" means the remaining scheduled payments of principal of and interest on the Securities that would be due after the related redemption date but for that redemption. If that redemption date is not an interest payment date with respect to the Securities, the amount of the next succeeding scheduled interest payment on the Securities will be reduced by the amount of interest accrued on the Securities to such redemption date. On and after the redemption date, interest will cease to accrue on the Securities or any portion of the Securities called for redemption (unless the Issuers default in the payment of the redemption price and accrued interest). On or before the redemption date, the Issuers will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities to be redeemed on that date. If less than all of the Securities are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

      In the event of redemption of this Security in part only, a new Security or Securities of this Series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Indenture contains  provisions that permit the Issuers to elect either
(1) to defease and be discharged from the entire indebtedness of this Security or (2) to be released from their obligations under certain restrictive covenants and Events of Default with respect to this Security, in each case upon payment in full of the Securities and compliance with certain conditions set forth in the Indenture.

      If an Event of Default with respect to Securities of this Series shall occur and be continuing, the principal of the Securities of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits the amendment thereof and the modification of the rights and obligations of the Issuers and the rights of the Holders of the Securities of each Series to be affected under the Indenture at any time by the Issuers and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each Series to be affected, with certain exceptions as therein provided with respect to certain modifications or amendments which may not be made without the consent of each Holder of such Security affected thereby. The Indenture also permits certain amendments and modifications thereto from time to time by the Issuers and the Trustee without the consent of the Holders of any Series of the Securities to be affected thereby for certain specified purposes, including curing ambiguities, defects or inconsistencies and making any such change that does not adversely affect the rights of any Holder of such series of the Securities, as provided therein.

      The Indenture contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Issuers with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of and any premium and Interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for registration of transfer at the office or agency of the Issuers in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this Series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this Series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

      No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Issuers or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.